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                                                                    EXHIBIT 23.2

                          CONSENT OF ERNST & YOUNG LLP

     We consent to the reference to our firm under the captions "Summary" and "Experts" and to the use of our reports dated October 27, 1995, with respect to the financial statements and schedule of Span Instruments, Inc. included in the Registration Statement on Form S-4 which includes the Prospectus/Joint Proxy Statement of Tylan General, Inc. and Span Instruments, Inc. for the registration of 1,470,000 shares of Tylan General, Inc. common stock.

                                          Ernst & Young LLP

Dallas, Texas
June 14, 1996